CONSULTANCY SERVICES AGREEMENT

This AGREEMENT is made the eighteenth day of May 2008

BETWEEN:

Global 1 Enterprises, Inc.  P.O. Box 572335, Houston, Texas 77257 (Global 1)

AND:
The Party identified in Item 1 the Client Company (CC).

BACKGROUND:

A.	Global 1 carries on the Business

B.	CC in relation to the Business wishes to provide the Services to Global 1 and Global 1 has agreed to Services to be provided by CC on the terms and conditions contained in this Agreement.

THE PARTIES AGREE AS FOLLOWS:
1.         Definitions and Interpretation

1.1	In this Agreement (unless the context requires otherwise):

“Agreement” means this Agreement including the Schedule.

“Business” means the business of the Global 1 set out in Item 2.

“Business Day” means any day on which trading banks are open for business in Sydney, NSW.

“Client Company” means the Party identified in Item 1.

“Client Information” means the information provided to CC referred to in Item 6.

“Global 1” means Global 1 Enterprises, Inc.P.O. Box 572335, Houston, Texas 77257 ("Global 1")

“Commencement Date” means the date set out in Item 3.

“Completion Date” means the date set out or referred to in Item 4.

“Confidential Information” means all financial information, intellectual property, statistics, trade secrets, know-how, techniques, source and object codes, business and marketing plans, arrangements and agreements with third parties, suppliers and sources of supply, customer information price lists and any other information of a confidential nature relating to Global 1, Client Company or the Business.

“GST Act” means A New Tax System (Goods and Services Tax) Act 1999 (Cth) and includes any amending or replacement legislation.

“Invoice” means the invoice issued by CC to Global 1 the Services Fee.

“Item” means the corresponding Item number set out in the Schedule.

“Jurisdiction” means the jurisdiction set out in Item 7.

“Parties” means Global 1 and CC and a reference to “Party” means either of them.

“Schedule” means the Schedule annexed to this Agreement.

“Services” means the consultancy services to be provided by Global 1 to CC as set out in Item 5.

“Services Products” means all:

(i)	all tangible materials and all intellectual property rights (including copyright) supplied by CC in the course of providing the Services; and

(ii)
intellectual property rights (including copyright) in all reports documents, ideas, plans, techniques, information and know-how developed, discovered or produced by Global 1 in the course of providing the Services

“Tax Invoice” means a tax invoice as defined in the GST Act.

“Term” means the term of this Agreement determined in accordance with clause 2.

1.2	In the Agreement:

(a)	a reference to one gender includes a reference to the other genders;

(b)	words importing the singular or plural number shall be deemed to include the plural or singular number respectively unless the context otherwise requires;

(c)	a reference to a person includes a reference to a corporation and vice versa;

(d)
a reference to a party to this Agreement shall include in the case of a natural person a reference to his personal representatives, successors and assigns and in the case of a corporation a reference to its successors and assigns;

(e)	the headings in this Agreement are included for convenience only and are not to be construed as forming part of the text or as in any way affecting the interpretation thereof;

(f)
every warranty, covenant, promise, representation, request, agreement, acknowledgment, arrangement or provision expressed or implied by which more persons than one warrant, covenant, promise, represent, request, agree, acknowledge, arrange or provide shall apply to such persons jointly and each of them severally;

(g)	references to statutes include all statutes amending or consolidating the statutes referred to; and

(h)	references to clauses, schedules, annexure and parts are references to those items respectively in this Agreement.

2.         Term of this Agreement

2.1	This Agreement will commence on the Commencement Date and will terminate:

(1)	on the Completion Date (if any); or

(2)	in accordance with this Agreement whichever occurs first

3.         Provision of Services

3.1	During the Term of this Agreement, CC must:

(a)	provide all documentation and information required by Global 1 in a timely fashion and in accordance with this Agreement;

(b)	comply with all legal requirements, statutory or otherwise, relating to the provision of the Global 1 Services;

(c)	promptly provide reports to Global 1 when requested on any aspect of the provision of the Global 1 Services;

(e)	comply with all reasonable directions and requests of Global 1 provided they are consistent with the provision of the Services and this Agreement; and

3.2	Without limiting any other provision of this Agreement, CC acknowledges and agrees that in providing the Global 1 Services it has no power or authority to:

(a)	hire or dismiss any staff of Global 1

(b)	bind Global 1 to any agreement or commit Global 1 to any liability;

(c)	vary or terminate any of Global 1’s contractual arrangements; and

d)	sign or issue any correspondence, document, advice or report in the name of or on behalf of Global 1.

3.3
Notwithstanding any other term or condition of this Agreement, CC shall not be obliged to provide the Services and may suspend the provision of the Services during any period or periods in which Global 1 is in breach of its obligations under this Agreement without prejudice to any of CC’s rights arising from such breach.

3.4         CC must comply with any special conditions in Item 9, notwithstanding any other Item

4.         Global 1 Obligations

4.1	(a)
During the Term and within twelve (12) months following the expiration or termination of this Agreement, Global 1 must not directly or indirectly solicit or attempt to solicit any person or persons employed by or contracted to CC in relation to the provision of the Services.

(b)
If Global 1 breaches clause 4.2(a), in addition to any other rights CC may have against Global 1 arising from such breach, Global 1 must pay CC the sum of $30,000, per breach, being a genuine estimate of the minimum damages CC will suffer as a result of the said breach.

4.2	(c)
During the Term and within twelve (12) months following the expiration or termination of this Agreement, CC must not directly or indirectly solicit or attempt to solicit any person or persons employed by or contracted to Global 1 in relation to the provision of the Services.

(d)
If CC breaches clause 4.2(c), in addition to any other rights Global 1 may have against CC arising from such breach, CC must pay Global 1 the sum of $30,000, per breach, being a genuine estimate of the minimum damages Global 1 will suffer as a result of the said breach.

5.         Global 1 Information

5.1
Global 1 warrants to CC that Global 1 Information is true and correct and Global 1 further acknowledges that CC is relying on Global 1 Information in agreeing to enter this Agreement and provide the Services.

5.2	In the event that Global 1 Information is wrong or inaccurate, CC may in its discretion:

(a)	immediately terminate this Agreement by giving written notice to the Global 1; or

(b)
amend all or any part of this Agreement by giving written notice to Global 1 (including but not limited to the Services Fee) to take account of the wrong or inaccurate Global 1 Information to ensure that the Agreement properly reflects the obligations which CC is then required to perform taking into account the correct Global 1 Information.

(c)
agrees and acknowledges that the successful provision of the Services by CC pursuant to this Agreement is dependent on accurate Global 1 Information and CC fulfilling its obligations under this Agreement including CC using its best endeavors to co-operate with Global 1 to ensure the successful provision of the Services by CC.

6.         Services Fee

6.1	Global 1 shall pay CC the Services Fee in accordance with this Agreement.

6.2	CC shall be entitled to issue an Invoice to Global 1 for the Services Fee in accordance with Item 6.

6.3
CC shall specify in each Invoice the amount of the GST paid or payable by CC with respect to the Services covered by the Invoice in accordance with the GST Act.(exempt for Foreign Corporations like CC)

6.4	Global 1 shall pay each Invoice as Item 6.

6.5
Unless otherwise agreed to by Global 1, Global 1 shall pay the Services Fee and all other payments to be made to CC by Global 1 pursuant to this Agreement by electronic funds transfer (bank transfer) to the bank account nominated by CC see Item 6 B) .

6.6
Global 1 shall not be obliged to pay or reimburse CC for any other costs or expenses incurred by CC in performing the Services unless CC has obtained Global 1’s prior written consent to CC incurring such costs or expenses.

8.         Termination

8.1
Notwithstanding any other term or condition of this Agreement, either Party may at any time and without any prior notice in their absolute discretion terminate this Agreement if at any time the other Party:

(a)
commits any breach of their obligations under this Agreement and such breach is not remedied within seven (7) days of receipt of written notice from the other Party requesting such breach to be remedied; or

(b)
enters into any form of liquidation, is wound up or dissolved, enters into any scheme of arrangement for the benefit of creditors, ceases or threatens to cease to carry on business or has a liquidator, provisional liquidator, controller, receiver, receiver and manager or other insolvency administrator appointed to all or any of its assets.

8.2          Termination of this Agreement pursuant to clause 8.1 shall be without prejudice to the rights of either Party arising prior to such termination.

9.          Confidential Information

9.1	CC must not, except as authorized by Global 1 or required for the proper performance of the Services by CC, reveal to any person any Confidential Information.

9.2
CC must keep confidential all Confidential Information of which CC becomes aware and must not use or attempt to use any Confidential Information in any manner which may cause loss or damage to Global 1 or the Business.

9.3
CC shall not enter any Confidential Information into any personal database or other electronic storage or retrieval system except to the extent necessary for the proper provision of the Services provided that any Confidential Information stored in such an electronic storage or retrieval system shall be destroyed or rendered unusable to the reasonable satisfaction of Global 1 on the termination of this Agreement or when requested by the Global 1 whichever occurs first.

9.4	Clauses 9.1 and 9.3 shall continue to apply to CC after the termination of this Agreement without limitation but will cease to apply to such Confidential Information which:

(a)	is or comes into the public domain otherwise than by a disclosure by CC in breach of this Agreement; or

(b)	is required by law to be disclosed by CC

10.         Conflicts of Interest

CC and Global 1 must use its best endeavors not to do anything which creates or may create a conflict of interest between CC and Global 1

11.         Limitation on CC’s Liability to Global 1

11.1	Notwithstanding any other term or condition of this Agreement, CC’s legal liability to Global 1 shall be limited to:

(a)	bodily injury (including death) to any person; and

(b)	damage to physical property

up to a total maximum amount of $100,000 arising from the negligent act or negligent omission of CC in providing the Services or breach of this Agreement by CC provided that such injury or death was not caused or contributed to by any act or omission of the Global 1.

11.2
CC shall not be liable to or obliged to indemnify Global 1 whatsoever for any other loss or damage or claim suffered by or brought against Global 1 as a result of any act or omission of CC in providing the Services including but not limited to associated indirect or consequential loss, loss of profits, lost savings, loss of or damage to goodwill, loss of or damage to data or records (in whatever form) or third party claims made against Global 1.

11.3
To the extent permitted under the Trade Practices Act or any other legislation which cannot be excluded or limited, all other terms, conditions and warranties in relation to the provision of the Services by Global 1 are excluded to the fullest extent permitted by law.

12.         Ownership of Services Products

Global 1 agrees that CC shall retain ownership of all Services and/or Products provided Global 1 shall be entitled on a non-exclusive basis to use such Services Products in the Business or otherwise for Global 1’s own internal use.

13.         E-mail Policy

13.1	CC must comply with any policy made by Global 1 in relation to e-mails on or in connection with any computer system used by CC.

13.2	Without limiting the generality of clause 13.1, CC agrees and acknowledges that:

(1)	all e-mail connections within the operations of Global 1 are provided primarily for use in connection with the Business of Global 1 and not for private use; and

(2)
all e-mail transmissions received by CC in the course of its Business are, subject to any contrary law, not private or confidential to any particular user of the e-mail facilities and may be viewed by CC.

14.         Insurance

14.1	CC shall at its cost effect and maintain at all times during the Term:

(1)	Workers Compensation Insurance covering all its employees (with a common law extension or endorsement for an amount reasonably approved by the Client); and

(2)	Public Liability Insurance for an insured amount of at least $5 million; and

(3)	Professional Indemnity Insurance for at least $1 million with a company approved by Global 1 with an insurance company approved Global 1 (which approval shall not be unreasonably withheld).

14.2
CC shall provide copies of the insurance policies referred to in clause 14.1 or certificates of currency for such insurance as and when reasonably requested by Global 1 from time to time during the Term.

15.         Client Records & Property

15.1
CC must not, except as authorized by Global 1 or required by CC’s proper provision of the Services, make nor give to third parties any lists, notes, records, documents or memoranda (in whatever form) relating to any matter within the scope of the Business or concerning any of the dealings or affairs of Global 1 .

15.2	On the termination of this Agreement, CC must return and surrender to Global 1:

(a)	all lists, notes, records, documents and other memoranda (in whatever form) relating to the Business;

(b)	all other records and property of Global 1, and

(c)	all Confidential Information

which are in the possession of CC

16.         Events beyond Global 1’s Control

16.1
CC agrees and acknowledges that if at any time or times during the Term an act or event or circumstance (of whatever nature) occurs which is beyond the reasonable control of Global 1 which makes it impossible, more difficult or more expensive for CC to provide the Services under this Agreement as contemplated by CC at the Commencement Date, Global 1 may in its discretion:

(a)
suspend the provision of the Services under this Agreement until such time as in the reasonable opinion of CC it is again possible to provide the Services or to provide the Services without additional difficulty or expense; or

(b)	terminate this Agreement immediately by giving written notice to CC in which case CC shall have no rights against Global 1 arising from such termination.

17.         Nature of Relationship

17.1	CC agrees and acknowledges that it is an independent company and that nothing in this Agreement makes CC, an employee or partner of Global 1.

18.         Change of Control of CC

18.1
CC must immediately notify Global 1 in writing if any transfer, registration or other action in relation to the share capital of CC which has the effect that the shareholders of  CC as at the date of this Agreement together beneficially hold or control less than 51% of the voting rights of CC.

18.2
Global 1 may in its discretion within fourteen (14) days of receiving the notice required under clause 18.1 terminate this Agreement immediately by giving written notice to CC in which case CC shall have no rights against Global 1 arising from such termination.

19.         Governing Law

This Agreement shall be governed by, construed and take effect in accordance with the laws of the Jurisdiction and the parties agree to submit to the non-exclusive jurisdiction of the courts of the Jurisdiction. see Item 7

20.         Variation

This Agreement shall not be changed or modified in any way subsequent to its execution except in writing signed by both Global 1 and CC.

21.         Waiver

21.1	A Party’s failure or delay to exercise a power or right under this Agreement does not operate as a waiver of that right or power.

21.2	A Party’s failure or delay to exercise a power or right does not preclude:

(a)	the future exercise of that right or power by that Party; or

(b)	the exercise of any other right or power by that Party.

22.         Entire Agreement

This Agreement contains the whole understanding of the Parties relating to the subject matter of this Agreement.

23.         Confidentiality of this Agreement

The terms of this Agreement must not be disclosed by a Party to a third party except for the purpose of obtaining legal or accounting advice or otherwise as required by law.

24.         Assignment

Neither Party shall assign any of their rights or obligations under this Agreement without the prior written consent of the other Party.

25.         Severability

Each phrase, sentence, clause or paragraph of this Agreement is severable from each other and if any phrase, sentence, clause or paragraph of this Agreement is found to be void, void able, ineffective or unenforceable for any reason the remaining phrases, sentences, clauses and paragraphs shall continue to be of full force and effect.

26.         Notices

26.1	All notices given under this Agreement shall be:

(a)	in writing;

(b)	signed by the Party giving the Notice or its authorized representative; and

(c)	addressed to the address of the Party to whom it is to be given as set out in this Agreement or as otherwise notified by that Party as its address for notices.

26.2	Notices must be either:

(a)	delivered by hand;

(b)	posted by pre-paid security or certified mail; or

(c)	transmitted by facsimile.

26.3	A notice given to a Party in accordance with this Agreement is deemed to have been given and received if:

(a)	delivered, on the day of delivery if delivered before 5:00pm on a Business Day, otherwise on the next Business Day;

(b)	posted by pre-paid security mail or certified mail, on the second day after the day on which the notice was accepted by the post office from the Party sending the notice; or

(c)	transmitted by facsimile:

(i)	the transmission report states that it was sent in full and without error; and

(ii)	no objection is received from the recipient,

on the day of transmission if that report states that the transmission was completed before 5:00pm on a Business Day, otherwise on the next Business Day.

26.4
A Party receiving a facsimile transmission may object to the facsimile transmission as not being fully intelligible.  If a valid objection is made to a facsimile transmission and that Party requests re-transmission before 5:00pm on the next Business Day after completion of the original facsimile transmission, the Party sending the facsimile transmission shall re-transmit it, but any re-transmission is deemed to have been made at the time of completion of the re-transmitted facsimile transmission.

EXECUTED AS AN AGREEMENT on the date set out at the commencement of this Agreement.

SIGNED FOR AND ON BEHALF of
Global 1 Enterprises, Inc.
P.O. Box 572335, Houston,
Texas 77257
)
)
)
in accordance with the terms of its                                                                   ) ……………………………
Constitution by:                                                                   ) Director

..……………............................................
)Director/Secretary

SIGNED FOR AND ON BEHALF of                                                                   )
Soprano Design Pty Ltd                                                                                )
)
)
in accordance with the terms of its                                                                   ) ……………………………
Constitution by:                                                                   ) Director

)..……………............................................
) Director/Secretary

SCHEDULE
Global 1 Enterprises, Inc.
P.O. Box 572335,
Houston, Texas 77257

CONSULTANCY SERVICES AGREEMENT

ITEM	DETAILS
Item 1 (CC)	SOPRANO DESIGN PTY LTD ACN 066 450 397 Level 11, 132, Arthur Street, North Sydney NSW 2060 Australia
Item 2 (Business and services to be carried out by CC)	Provision of a proof of concept mobile payment solution behaving similarly to that described in the slide pack provided on the 25th May 2008.
Item 3 (Commencement Date)	Monday 28th July 2008 upon receipt of Payment 1 from Global 1
Item 4 (Completion Date)	To present a Demonstration of findings on Thursday 11th September 2008 in Houston at 2.30pm or such date agreed should the commencement be delayed.
Item 5 (Services)	To prepare a demonstration for Global 1 of the Global 1 C Money system as proposed by Global 1. Global 1 will provide overall IT system schematics and project guidance.
Item 6 a) CC Tax Invoices
Payment 1 - USD$275,000  upon CC receiving payment from Global 1
Payment 2 - USD$275,000 upon successful Demonstration Thursday 11th September
Payment 3 - USD$150,000 Acceptance Fee based on Thursday 11th September demonstration

b) CC bank details	See CC invoice for Electronic Funds transfer bank account details
Item 7 (Jurisdiction)	New South Wales

Item 8
(Special Conditions)	Weekly meeting scheduled as mutually agreed with Global 1 Project Director